Exhibit 99.1

For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Jennifer Tio
Maximum Marketing Services, Inc.
(312) 226-4111 x2449
Jennifer.tio@maxmarketing.com

Standard Motor Products, Inc. Announces
Second Quarter 2014 Results and a Quarterly Dividend

New York, NY, July 30, 2014......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and six months ended June 30, 2014.

Consolidated net sales for the second quarter of 2014 were $272.5 million, compared to consolidated net sales of $270.1 million during the comparable quarter in 2013.  Earnings from continuing operations for the second quarter of 2014 were $11.2 million or 48 cents per diluted share, compared to $16.4 million or 71 cents per diluted share in the second quarter of 2013. The current quarter includes a one-time, non-recurring litigation charge discussed below. Excluding the litigation charge and other non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the second quarter of 2014 were $17.7 million or 76 cents per diluted share, compared to $16.4 million or 70 cents per diluted share in the second quarter of 2013.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Consolidated net sales for the six month period ended June 30, 2014 were $505.3 million, compared to consolidated net sales of $500.8 million during the comparable period in 2013.  Earnings from continuing operations for the six month period ended June 30, 2014 were $23.6 million or $1.02 per diluted share, compared to $26 million or $1.12 per diluted share in the comparable period of 2013.  Excluding the litigation charge and other non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the six months ended June 30, 2014 and 2013 were $30.1 million or $1.30 per diluted share and $26 million or $1.12 per diluted share, respectively.

The results for the second quarter of 2014 include a one-time, non-recurring litigation charge of $10.6 million, $6.4 million net of taxes, relating to a tentative settlement of a legal proceeding with a third party. The legal proceeding arose from a former supplier’s default of their commercial loan and Standard Motor Products’ subsequent purchases of products from a third party that was alleged to be a controlled company of the original supplier. The $10.6 million settlement is expected to be paid in the third quarter 2014.

Commenting on the results, Mr. Lawrence I. Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “We are pleased that, as a result of ongoing improvements, we are able to achieve continued increases for the three month and six month periods in  2014—exclusive of the one-time litigation expense—in operating income and earnings per share.

“In the second quarter, non-GAAP operating income increased 4.9%, and similarly earnings per diluted share increased 8.6% to 76 cents per diluted share.  Year-to-date non-GAAP operating income grew 12.5% while earnings per diluted share rose from $1.12 to $1.30, an increase of 16%.

“Engine Management gross margin continues to improve—a result of increased manufacturing, savings in purchasing, and the benefits of recent acquisitions. This increase has been offset by a decline in Temperature Control gross margin, as we have scaled back production to bring inventories into line. We look for Temperature Control gross margins to improve in the second half of the year.

“We have also achieved reductions in SG&A, as we strive for improved efficiency and cost control in all areas.

“Sales, however, have been somewhat disappointing. Overall, we are up marginally for the year, slightly less than one percent, including a slight decline in Temperature Control. On a positive note, we see that our customers are achieving increases in the low to mid-single digits in both Engine Management and Temperature Control. Typically, this leads to increased purchases from us in the future.

“In our previous press release, we announced three acquisitions finalized earlier in the year. The three were: Pensacola Fuel Injection, Inc., a remanufacturer of diesel fuel injectors; Annex Manufacturing, an importer and distributor of Temperature Control products; and the establishment of a 50/50 joint venture with Gwo Yng Enterprise Co., Ltd., a China-based manufacturer of Temperature Control products.

“The integration of all three is proceeding on schedule, and, as previously announced, all three are expected to be accretive to earnings in 2014, exclusive of one-time transition costs.

Further, as a result of our positive cash flow, we have absorbed the combined investment of $37.7 million for all three acquisitions, and our total debt at the end of the second quarter is lower than the comparable figure from the prior year.”

The Board of Directors has approved payment of a quarterly dividend of thirteen cents per share on the common stock outstanding. The dividend will be paid on September 2, 2014 to stockholders of record on August 15, 2014.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Wednesday, July 30, 2014.  The dial in number is 866-952-7523 (domestic) or 785-424-1828 (international). The playback number is 800-723-2156 (domestic) or 402-220-2660 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward-looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

###

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
NET SALES	$272,540	$270,126	$505,292	$500,834

COST OF SALES	195,141	192,330	359,983	357,210

GROSS PROFIT	77,399	77,796	145,309	143,624

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	48,847	50,588	96,441	100,198
LITIGATION CHARGE	10,650	-	10,650	-
RESTRUCTURING AND INTEGRATION EXPENSES	555	200	726	618
OTHER INCOME , NET	273	212	533	442

OPERATING INCOME	17,620	27,220	38,025	43,250

OTHER NON-OPERATING INCOME (EXPENSE), NET	307	(64)	(106)	(260)

INTEREST EXPENSE	457	646	765	1,218

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	17,470	26,510	37,154	41,772

PROVISION FOR INCOME TAXES	6,301	10,110	13,578	15,806

EARNINGS FROM CONTINUING OPERATIONS	11,169	16,400	23,576	25,966

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(529)	(357)	(1,211)	(749)

NET EARNINGS	$10,640	$16,043	$22,365	$25,217

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.49	$0.71	$1.03	$1.13
DISCONTINUED OPERATION	(0.02)	(0.01)	(0.05)	(0.03)
NET EARNINGS PER COMMON SHARE - BASIC	$0.47	$0.70	$0.98	$1.10

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.48	$0.71	$1.02	$1.12
DISCONTINUED OPERATION	(0.02)	(0.02)	(0.06)	(0.03)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.46	$0.69	$0.96	$1.09

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,874,002	22,981,337	22,910,419	22,917,769
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	23,196,713	23,261,118	23,219,055	23,190,091

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Income

(In thousands)

	THREE MONTHS ENDED				SIX MONTHS ENDED
	JUNE 30,				JUNE 30,
	2014		2013		2014		2013
	(unaudited)				(unaudited)
Revenues
Engine Management	$184,181		$182,050		$363,475		$357,559
Temperature Control	85,660		86,660		137,145		139,388
All Other	2,699		1,416		4,672		3,887
	$272,540		$270,126		$505,292		$500,834

Gross Margin
Engine Management	$56,059	30.4%	$54,380	29.9%	$109,254	30.1%	$106,094	29.7%
Temperature Control	18,299	21.4%	20,342	23.5%	30,184	22.0%	31,328	22.5%
All Other	3,041		3,074		5,871		6,202
	$77,399	28.4%	$77,796	28.8%	$145,309	28.8%	$143,624	28.7%

Selling, General & Administrative
Engine Management	$28,447	15.4%	$29,614	16.3%	$57,098	15.7%	$60,175	16.8%
Temperature Control	13,260	15.5%	13,414	15.5%	24,532	17.9%	24,773	17.8%
All Other	7,140		7,560		14,811		15,250
	$48,847	17.9%	$50,588	18.7%	$96,441	19.1%	$100,198	20.0%

Operating Income
Engine Management	$27,612	15.0%	$24,766	13.6%	$52,156	14.3%	$45,919	12.8%
Temperature Control	5,039	5.9%	6,928	8.0%	5,652	4.1%	6,555	4.7%
All Other	(4,099)		(4,486)		(8,940)		(9,048)
	28,552	10.5%	27,208	10.1%	48,868	9.7%	43,426	8.7%
Litigation Charge	(10,650)	-3.9%	-	0.0%	(10,650)	-2.1%	-	0.0%
Restructuring & Integration	(555)	-0.2%	(200)	-0.1%	(726)	-0.1%	(618)	-0.1%
Other Income, Net	273	0.1%	212	0.1%	533	0.1%	442	0.1%
	$17,620	6.5%	$27,220	10.1%	$38,025	7.5%	$43,250	8.6%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,		June 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$11,169	$16,400	$23,576	$25,966

LITIGATION CHARGE (NET OF TAX)	6,390	-	6,390	-
RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	333	120	436	371
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(157)	(157)	(315)	(315)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$17,735	$16,363	$30,087	$26,022

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.48	$0.71	$1.02	$1.12

LITIGATION CHARGE (NET OF TAX)	0.28	-	0.27	-
RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	0.01	-	0.02	0.01
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(0.01)	(0.01)	(0.01)	(0.01)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.76	$0.70	$1.30	$1.12

OPERATING INCOME

GAAP OPERATING INCOME	$17,620	$27,220	$38,025	$43,250

LITIGATION CHARGE	10,650	-	10,650	-
RESTRUCTURING AND INTEGRATION EXPENSES	555	200	726	618
OTHER INCOME, NET	(273)	(212)	(533)	(442)

NON-GAAP OPERATING INCOME	$28,552	$27,208	$48,868	$43,426

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS, DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS AND OPERATING INCOME BEFORE SPECIAL ITEMS, WHICH ARE NON-GAAP MEASUREMENTS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2014	2013
	(Unaudited)

ASSETS

CASH	$6,217	$5,559

ACCOUNTS RECEIVABLE, GROSS	151,040	132,170
ALLOWANCE FOR DOUBTFUL ACCOUNTS	6,749	6,969
ACCOUNTS RECEIVABLE, NET	144,291	125,201

INVENTORIES	292,459	269,447
OTHER CURRENT ASSETS	53,376	45,870

TOTAL CURRENT ASSETS	496,343	446,077

PROPERTY, PLANT AND EQUIPMENT, NET	64,724	63,646
GOODWILL AND OTHER INTANGIBLES, NET	92,320	72,866
OTHER ASSETS	48,934	32,934

TOTAL ASSETS	$702,321	$615,523

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$59,070	$21,406
CURRENT PORTION OF LONG TERM DEBT	24	59
ACCOUNTS PAYABLE	90,112	71,469
ACCRUED CUSTOMER RETURNS	40,669	31,464
OTHER CURRENT LIABILITIES	103,976	95,918

TOTAL CURRENT LIABILITIES	293,851	220,316

LONG-TERM DEBT	8	16
ACCRUED ASBESTOS LIABILITIES	22,607	23,919
OTHER LIABILITIES	22,301	21,840

TOTAL LIABILITIES	338,767	266,091

TOTAL STOCKHOLDERS' EQUITY	363,554	349,432

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$702,321	$615,523

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	SIX MONTHS ENDED
	JUNE 30,
	2014	2013
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

NET EARNINGS	$22,365	$25,217
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH
PROVIDED BY (USED IN) OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	8,440	8,545
OTHER	5,376	8,108
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(16,149)	(53,723)
INVENTORY	(19,527)	(31,885)
ACCOUNTS PAYABLE	13,847	16,550
OTHER	3,266	14,789
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVTIES	17,618	(12,399)

CASH FLOWS FROM INVESTING ACTIVITIES

CAPITAL EXPENDITURES	(6,379)	(5,551)
ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	(37,726)	(12,760)
OTHER INVESTING ACTIVITIES	11	(596)
NET CASH USED IN INVESTING ACTIVITIES	(44,094)	(18,907)

CASH FLOWS FROM FINANCING ACTIVITIES

NET CHANGE IN DEBT	37,620	27,819
PURCHASE OF TREASURY STOCK	(5,860)	(1,151)
DIVIDENDS PAID	(5,955)	(5,037)
OTHER FINANCING ACTIVITIES	2,033	10,271
NET CASH PROVIDED BY FINANCING ACTIVITIES	27,838	31,902

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(704)	(1,395)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	658	(799)
CASH AND CASH EQUIVALENTS at beginning of Period	5,559	13,074
CASH AND CASH EQUIVALENTS at end of Period	$6,217	$12,275